EXHIBIT 99.2

SAB Biotherapeutics to Present New Data at ISIRV OPTIONS XI Conference

on SAB-176 Phase 2a Influenza Trial and SAB-185’s Effectiveness

Against Multiple COVID-19 Variants

SIOUX FALLS, S.D., Sept. 23, 2022 (GLOBE NEWSWIRE) – SAB Biotherapeutics (Nasdaq: SABS), ("SAB”), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that produces specifically targeted, high-potency, fully-human polyclonal antibodies without the need for human donors, announced today that the Company will present new data on its fully-human polyclonal antibody platform’s ability to maintain its efficacy against multiple variants of several highly mutating viruses at the Options for Control of Influenza (OPTIONS XI) conference, which is hosted by the International Society for Influenza and other Respiratory Virus Diseases (ISIRV) in Belfast, Northern Ireland, from Sept. 26-29, 2022.

SAB will conduct an oral presentation, titled “Efficacy and Safety of SAB-176, a Novel Anti-Type A and B Influenza Immunotherapeutic: A Phase 2a, Randomized, Double-Blind Trial in H1N1 Challenged Adults,” on Thursday, Sept. 29, at 11: 24 AM BST.

Additionally, SAB will present a poster, titled “Transchromosomic Bovine-Derived Human Anti-SARS-CoV-2 Polyclonal Antibodies Protect hACE2 Transgenic Syrian Hamsters Against Multiple SARS CoV-2 Variants,” on Tuesday, Sept. 27, from 5:30-7 PM BST.

“We look forward to highlighting the power of polyclonal antibodies to neutralize highly mutating viruses and the differentiation of SAB’s novel therapeutic products at the upcoming ISIRV conference,” said Eddie Sullivan, co-founder, President, and Chief Executive Officer of SAB.

To view the OPTIONS XI program online, please visit: https://www.optionsxi2022.org.uk/programme.

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics, Inc. (SAB) We are a clinical-stage biopharmaceutical company focused on the development of powerful and proprietary immunotherapeutic polyclonal human antibodies to treat and prevent infectious diseases and immune and autoimmune disorders. Our development programs include infectious diseases resulting from outbreaks and pandemics, as well as immunological, gastroenterological, and respiratory diseases that have significant mortality and health impacts on immune compromised patients. SAB has applied advanced genetic engineering and antibody science to develop transchromosomic (Tc) Bovine™. Our versatile DiversitAb™ platform is applicable to a wide range of serious unmet needs in human diseases. It produces natural, specifically targeted, high-potency, fully-human polyclonal immunotherapies without the need for human donors. SAB currently has multiple drug development programs underway and collaborations with the US government and global pharmaceutical companies. For more information on SAB, visit: https://www.SAb.bio/ and follow SAB on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.

Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of our influenza program, C. diff. program, Type 1 Diabetes program, and other discovery programs, the likelihood that a patent will issue from any patent application, the results, including timing, of the development of SAB-195 (including any IND filing or proposed clinical trials), financial projections and future financial and operating results (including estimated cost savings and cash runway), the outcome of and potential future government and other third-party collaborations or funded programs (including negotiations with the DoD). These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/ Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

CONTACTS:

Investor Relations:
SABIR@westwicke.com

Media Relations:
SABPR@westwicke.com